                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12


                        BOLDER TECHNOLOGIES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (4)  Date Filed:

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

                         BOLDER TECHNOLOGIES CORPORATION
                            4403 Table Mountain Drive
                             Golden, Colorado 80403


       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 1, 2000

TO THE STOCKHOLDERS OF BOLDER TECHNOLOGIES CORPORATION:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BOLDER TECHNOLOGIES CORPORATION, a Delaware corporation (the "Company"), will be held on Thursday, June 1, 2000, at 9:00 a.m. local time, at the Company's facilities located at 4403 Table Mountain Drive in Golden, Colorado, for the following purposes:

     1. To elect two Class I Directors to hold office until the 2003 Annual Meeting of Stockholders.

     2. To approve the Company's 1996 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance thereunder by 40,000 shares.

     3. To ratify the selection of Arthur Andersen LLP as independent accountants of the Company for the fiscal year ending December 31, 2000.

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on April 14, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                             By Order of the Board of Directors,

                                             /s/ Joseph F. Fojtasek

                                             Joseph F. Fojtasek, Secretary

Golden, Colorado
April 26, 2000

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                         BOLDER TECHNOLOGIES CORPORATION
                            4403 Table Mountain Drive
                             Golden, Colorado 80403


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 1, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Bolder Technologies Corporation, a Delaware corporation ("Bolder" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, June 1, 2000, at 9:00 a.m. local time (the "Annual Meeting"), and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's facilities located at 4403 Table Mountain Drive in Golden, Colorado. The Company intends to mail this Proxy Statement and accompanying proxy card on or about April 26, 2000, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock or Series A Preferred Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock or Series A Preferred Stock for their costs of forwarding solicitation materials to such beneficial owners.

         W.F. Doring & Co., Inc., Jersey City, New Jersey, a proxy solicitation firm, has been employed by the Company to solicit proxies for the Annual Meeting by mail, telephone or personal solicitation. It is anticipated that the fees to be paid to W.F. Doring & Co. by the Company will not exceed $2,500. Proxies also may be solicited by directors, officers or other regular employees of the Company who will not be specially compensated for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of Common Stock or Series A Preferred Stock at the close of business on April 14, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 14, 2000, the Company had outstanding and entitled to vote 14,565,588 shares of Common Stock and 325,000 shares of Series A Preferred Stock.

         Record holders of Common Stock and Series A Preferred Stock will vote together as one class on all matters to be voted upon at the Annual Meeting. Each holder of record of Common Stock will be entitled to one vote per share and each holder of record of Series A Preferred Stock will be entitled to 3.33 votes per share.

         All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will be considered present at the Annual Meeting for the purpose of establishing a quorum, but will not be counted in determining whether any matter is approved.

REVOCABILITY OF PROXIES

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 4403 Table Mountain Drive, Golden, Colorado 80403, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

         The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is January 1, 2001. A stockholder proposal or a nomination for director that is not to be included in such proxy statement and form of proxy must be received by the Secretary of the Company no earlier than March 3, 2001 and no later than April 2, 2001. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

         The Board of Directors is presently composed of seven members. The terms of three current directors, Daniel S. Lankford, Carl S. Stutts and David
L. Riegel, will expire at the 2000 Annual Meeting. Mr. Riegel has advised the Board that, for personal reasons, he will not be a candidate for re-election to the Board and that he will retire as a director immediately after the conclusion of the Annual Meeting. The Company is not, at the time of mailing this proxy, nominating a person to succeed Mr. Riegel on the Board, so fewer nominees are being nominated for the office of director than the number of vacant seats following the Annual Meeting. Proxies cannot be voted for more than the two named nominees. If elected at the Annual Meeting, the nominees would serve until the 2003 annual meeting and until their successor is elected and qualified, or until such directors' earlier death, resignation or removal.

         Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that the nominees should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominees as management may propose. The persons nominated for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unable to serve.

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

         Set forth below is biographical information as of April 14, 2000 for each person nominated to serve on the Board of Directors and each person whose term of office as a director will continue after the Annual Meeting.



                           NAME                          AGE         CLASS
                           ----                          ---         -----
         Daniel S. Lankford..................             54         Class I Director
         Carl S. Stutts (1)(2)...............             53         Class I Director
         Wilmer R. Bottoms, Ph.D. (1)(2).....             57         Class II Director
         William D. Connor...................             69         Class II Director
         Donovan B. Hicks....................             62         Class III Director
         Roger F. Warren.....................             58         Class III Director

--------------
(1)  Member of the Compensation Committee.
(2)  Member of the Audit Committee.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2003 ANNUAL MEETING (CLASS I DIRECTOR)

         DANIEL S. LANKFORD served as Chief Executive Officer and President of Bolder from July 1994 to September 1999 and as Chairman of the Board of Directors from October 1996 to December 1999. Prior to joining the Company, Mr. Lankford was Chief Executive Officer of Lucent Microelectronics-Europe from December 1989 to July 1994, and prior to that, Mr. Lankford served as Vice President of Marketing for Lucent's worldwide microelectronics unit. He received his M.S. as a Sloan Fellow from Stanford University and his B.S. from Johns Hopkins University.

         CARL S. STUTTS has been a director at Bolder since 1992. Mr. Stutts is the Executive Vice President of Texas Petrochemicals Corp. where he has been employed since April 1998. From 1988 to April 1998, Mr. Stutts was a general partner of Columbine Venture Management II, the general partner of Columbine Venture Fund II, L.P., a venture capital fund. Mr. Stutts received an M.B.A. from the University of Houston and a B.S. from North Carolina State University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING (CLASS II
DIRECTORS)

         WILMER R. BOTTOMS, PH.D. has been a director at Bolder since 1993. From July 1996 until his retirement in December 1998, Dr. Bottoms served as Chairman of the Board and Chief Executive Officer of Credence Systems Corporation, a manufacturer of semiconductor test equipment. From 1984 to July 1996, Dr. Bottoms was a Senior Vice President of Patricof & Co. Ventures, Inc., a venture capital firm. Dr. Bottoms received a Ph.D. from Tulane University and a B.S. from Huntington College.

         WILLIAM D. CONNOR has been a director at Bolder since 1997. In March 1996, Dr. Connor founded and currently serves as President of Vista2000, Inc., a firm specializing in general and international management consulting for high technology and electronics companies. Prior to forming Vista2000, Inc., Dr. Connor held a variety of positions at Motorola, Inc., most recently as Corporate Vice President and Director of the Information Technology, General Systems sector. Dr. Connor received a D.B.A. and an M.B.A. from the University of Southern California and a B.B.A. from the University of Miami.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING (CLASS III
DIRECTORS)

         DONOVAN B. HICKS has been a director at Bolder since 1997. Mr. Hicks is the founder and managing partner of Cygnus Enterprise Development L.L.C., a company that assists in the development of emerging companies. Previously, Mr. Hicks was employed with Ball Corporation, and served as President and Chief Executive Officer of its subsidiary Ball Aerospace and Technologies Corp. from August 1995 until his retirement in December 1996, and as Vice President of its Aerospace and Communications Group from 1988 to August 1995. Mr. Hicks received a B.S. from Colorado State University.

         ROGER F. WARREN was appointed a director of Bolder in July 1998 and has served as the Chairman of the Board since January 2000. Mr. Warren has served as Chief Executive Officer and President of Bolder since October 1999. Mr. Warren served as the President of the International Micropower Division and a director of Rayovac Corporation, a battery manufacturer, from 1985 to September 1999. From 1977 to 1984, Mr. Warren served as Vice President and General Manager of the International and U.S. Grocery Divisions of Swift & Co., a multibillion-dollar manufacturer and distributor of food products. Mr. Warren received a B.S. from the University of Hull in the United Kingdom.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

BOARD COMMITTEES AND MEETINGS

         During the fiscal year ended December 31, 1999, the Board of Directors held thirteen meetings. The Board has an Audit Committee and a Compensation Committee.

         The Audit Committee meets with the Company's independent accountants at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent accountants to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. As of April 14, 2000, the Audit Committee is composed of three non-employee directors: Messrs. Bottoms, Riegel and Stutts. The Audit Committee met once during the fiscal year ended December 31, 1999.

         The Compensation Committee makes recommendations concerning salaries and incentive compensation, grants stock awards to employees and consultants under the Company's 1996 Equity Incentive Plan and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. From January 1, 1999 to June 3, 1999, the Compensation Committee was composed of three non-employee directors: Messrs. Bottoms, Riegel and Stutts. From June 3, 1999 to October 1, 1999, the Compensation Committee was composed of three non-employee directors: Messrs. Bottoms, Warren and Stutts. Mr. Warren resigned from the Compensation Committee on October 1, 1999 in connection with his election as the President and Chief Executive Officer of the Company. As of April 14, 2000, the Compensation Committee is composed of two non-employee directors, Messrs. Bottoms and Stutts. The Compensation Committee met three times during the fiscal year ended December 31, 1999.

         During the fiscal year ended December 31, 1999, each director attended 75% or more of the meetings of the Board and of the committees on which he served, held during the period for which he served as a director and committee member, respectively.

                                   PROPOSAL 2

            APPROVAL OF 1996 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

         In March 1996, the Board adopted, and the stockholders subsequently approved, the Company's 1996 Employee Stock Purchase Plan (the "Purchase Plan"). 40,000 shares of Common Stock originally were reserved for issuance under the Purchase Plan. In June 1999, the Board and stockholders approved an increase in the number of shares of Common Stock authorized for issuance under the Purchase Plan from 40,000 to 80,000.

         As of February 29, 2000, purchase rights (net of cancelled or expired purchase rights) covering an aggregate of 57,429 shares of Common Stock had been granted under the Purchase Plan, and only 22,571 shares of Common Stock (plus any shares that might in the future be returned to the Purchase Plan as a result of the cancellation or expiration of purchase rights) remained available for future grant thereunder.

         In April 2000, the Board amended the Purchase Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance thereunder from 80,000 shares to 120,000 shares. The Board adopted this amendment in order to ensure that the Company can continue to grant purchase rights at levels determined appropriate by the Board.

         Stockholders are requested in this Proposal 2 to approve the Purchase Plan, as amended. The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting will be required to approve the Purchase Plan, as amended. Abstentions and broker non-votes will be counted towards a quorum, but will not be counted in determining whether this matter has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

         The essential features of the Purchase Plan, as amended, are outlined below:

PURPOSE

         The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the approximately 185 employees of the Company are eligible to participate in the Purchase Plan.

         The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

ADMINISTRATION

         The Board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of the Company will be eligible to participate in the Purchase Plan.

         The Board has the power, which it has not yet exercised, to delegate administration of the Purchase Plan to a committee composed of not fewer than two members of the Board. As used herein with respect to the Purchase Plan, the "Board" refers to any committee the Board appoints to administer the Purchase Plan as well as to the Board itself.

OFFERINGS

         The Board implements the Purchase Plan by offerings of rights to all eligible employees from time to time. Currently, each offering is six months long.

ELIGIBILITY

         Currently any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company located in the United States) on the first day of an offering is eligible to participate in that offering, provided such employee has been continuously employed by the Company or the designated affiliate for at least ten days preceding the first day of the offering. Persons who are "highly compensated" as defined in the Code are eligible to participate in the offerings.

         However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may accrue the right to purchase shares under the Purchase Plan and all employee stock purchase plans of the Company and its affiliates at a rate that exceeds $25,000 worth of Common Stock (determined at the fair market value of the shares at the time such right is granted) for each calendar year in which such right is outstanding at any time.

PARTICIPATION IN THE PURCHASE PLAN

         Eligible employees enroll in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions of up to 10% of such employees' base total compensation during the offering.

PURCHASE PRICE

         The purchase price per share at which shares of Common Stock are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on the first day of the offering or (ii) 85% of the fair market value of a share of Common Stock on the last day of the offering.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

         A participant accumulates the purchase price of the shares by payroll deductions over the course of the offering. Currently at any time during the offering, a participant may reduce or terminate his or her payroll deductions but a participant may not increase such payroll deductions after the beginning of the offering. If the Board provides for a particular offering, an employee who first becomes eligible to participate after the offering starts may enroll as of the date specified during the offering. The Company will credit all payroll deductions made for a participant to the participant's account under the Purchase Plan and will deposit the payroll deductions with the general funds of the Company. A participant may not make additional payments into such account.

PURCHASE OF STOCK

         By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares of Common Stock an employee may be granted the right to purchase and the maximum aggregate number of shares of Common Stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of Common Stock available, the Board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the offering at the applicable price. See "Withdrawal" below.

WITHDRAWAL

         While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may terminate payroll deductions and withdraw from a given offering by delivering to the Company a notice of withdrawal from the Purchase Plan. Currently the participant may elect such withdrawal at any time up to 10 days prior to the end of the applicable offering.

         Upon an employee's withdrawal from an offering, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of Common Stock on the employee's behalf during such offering. Such employee's interest in the offering will be automatically terminated, and the employee may not again participate in that offering. However, an employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

         Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

         Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

DURATION, AMENDMENT AND TERMINATION

         The Board may suspend or terminate the Purchase Plan at any time.

         The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (i) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Purchase Plan, or
(iii) modify any other provision of the Purchase Plan, if such approval is required in order for the Purchase Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

         Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without the consent of the employee to whom such rights were granted.

EFFECT OF CERTAIN CORPORATE EVENTS

         In the event of a dissolution, liquidation or specified type of merger of the Company, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, or the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to, or concurrent with, any such event.

STOCK SUBJECT TO PURCHASE PLAN

         Subject to stockholder approval of this Proposal, the Board has reserved an aggregate of 120,000 shares of Common Stock for issuance under the Purchase Plan. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights again become available for issuance under the Purchase Plan.

FEDERAL INCOME TAX INFORMATION

         Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

         A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

         If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

         If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

         There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

NEW PLAN BENEFITS

         The following table presents certain information with respect to shares purchased during the Company's last fiscal year under the Purchase Plan to (i) the executive officers named in the Summary Compensation Table, (ii) all current executive officers as a group, (iii) all employees, including all current officers who are not executive officers, as a group and (iv) all current non-employee directors as a group.

                                NEW PLAN BENEFITS

                        1996 EMPLOYEE STOCK PURCHASE PLAN


                                                                                             NUMBER OF SHARES
NAME AND POSITION                                              DOLLAR VALUE(1)                  PURCHASED
-----------------                                              ----------------              -----------------
Roger F. Warren......................................                    0                           0
     Chief Executive Officer, President and Chairman of
     the Board
Daniel S. Lankford...................................             $  2,348                         311
     Former Chief Executive Officer, President and current
     Director
Joseph F. Fojtasek...................................             $ 14,998                       1,987
     Chief Financial Officer, Vice President, Finance and
     Administration, Secretary and Treasurer
Arthur S. Homa.......................................                    0                           0
     Senior Vice President, Technology and Manufacturing
Sandra D. Schreiber..................................                    0                           0
     Senior Vice President
Daniel A. Schwob.....................................                    0                           0
     Senior Vice President, Marketing and Sales
All executive officers as a group....................             $ 17,346                       2,298
All non-employee directors as a group................                    0                           0
All non-executive officer employees as a group.......             $142,918                      18,996


----------------
(1)  Exercise price multiplied by the number of shares granted.

                                   PROPOSAL 3

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 2000 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. Arthur Andersen LLP has audited the Company's financial statements since 1991. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of Arthur Andersen LLP as the Company's independent accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Arthur Andersen LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

         The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting will be required to ratify the selection of Arthur Andersen LLP. Abstentions and broker non-votes will be counted towards a quorum, but will not be counted in determining whether this matter has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

         Set forth below is biographical information as of April 14, 2000 for each of the executive officers and key employees of the Company.



                    NAME                           AGE                           POSITION
                    ----                           ---                           ---------
  EXECUTIVE OFFICERS
  Roger F. Warren..........................         58     Chief Executive Officer, President and Chairman of
                                                           the Board
  Joseph F. Fojtasek.......................         59     Chief Financial Officer, Vice President, Finance and
                                                           Administration, Secretary and Treasurer
  Arthur S. Homa, Ph.D.....................         45     Senior Vice President, Technology and Manufacturing
  Sandra D. Schreiber......................         51     Senior Vice President
  Daniel A. Schwob.........................         49     Senior Vice President, Marketing and Sales
  KEY EMPLOYEES
  Anne M. Bevington........................         33     Director of Environment, Health and Safety
  Richard T. Johnson.......................         53     Director of Product Engineering
  Paul C. Kelly............................         44     Controller
  Joseph K. McDermott......................         43     Director of Marine Primary Battery Business
  Douglas D. Pagoria.......................         35     Director of Manufacturing
  Victor Rompa.............................         39     Director of Product Management
  Jeffrey S. Schmid........................         34     Director of Vendor Management
  Steven M. Sherepita......................         49     Director of Production and Facilities
  Gary E. Wilson...........................         60     Vice President of Sales


EXECUTIVE OFFICERS

         See "Proposal 1 - Election of Directors" for the biography of
Mr. Warren.

         JOSEPH F. FOJTASEK joined Bolder as Chief Financial Officer, Vice President, Finance and Administration, Secretary and Treasurer in February 1996. From April 1992 to February 1996, Mr. Fojtasek served as Vice President and Chief Financial Officer of CoCensys, Inc., a biopharmaceutical company. In 1990 and 1991, Mr. Fojtasek provided financial consulting services, in some cases acting as Chief Financial Officer, to various early stage technology companies. He received his M.B.A. and B.S. from the University of Texas.

         ARTHUR S. HOMA, PH.D. has served as the Company's Senior Vice President, Technology and Manufacturing, since September 1998 and as its Vice President, Technology, from December 1997 to September 1998. From 1992 to 1997, Dr. Homa was Vice President, Technology for Rayovac Corporation, a battery manufacturer. From 1988 to 1992, Dr. Homa was Research and Development Manager for ELTECH Systems Corporation, a company specializing in electrochemical production technology. From 1981 to 1988, Dr. Homa was employed by General Electric in various research positions. Dr. Homa received his Ph.D. in Electrochemistry from Case Western Reserve University and his B.A. in Chemistry and Physics from Franklin & Marshall College.

         SANDRA D. SCHREIBER has served as a Senior Vice President of the Company since September 1998. Ms. Schreiber served as the Company's Senior Vice President, Operations, from August 1995 to September 1998, as its Vice President, Operations, from February 1995 to August 1995, and as its Vice President, Quality, from March 1994 to February 1995. Prior to joining Bolder in August 1993, Ms. Schreiber was Vice President, Technical Operations at Ivion Corporation, a manufacturer of infusion pumps. Ms. Schreiber received her B.S. from Montana State University.

         DANIEL A. SCHWOB joined Bolder as Senior Vice President, Marketing and Sales, in October 1998. Prior to joining Bolder, Mr. Schwob founded Semipower Systems, Inc., an industrial drives company, and served as its Chief Executive Officer from 1992 to 1997 and as its Chairman of the Board from January 1998 to October 1998. Previously, Mr. Schwob held sales and marketing management positions, primarily in the semiconductor industry, with General Electric, Advanced Micro Devices and IXYS Corporation. Mr. Schwob received a B.S. from Ohio University.

KEY EMPLOYEES

         ANNE M. BEVINGTON joined Bolder in July 1998 as Director of Environment, Health and Safety. Prior to joining Bolder, Ms. Bevington served as Environmental Manager for Johns Manville Inc. and also was employed with the U.S. Environmental Protection Agency's National Enforcement Investigation Center. Ms. Bevington has a B.S. in Chemical and Petroleum Engineering from the Colorado School of Mines.

         RICHARD T. JOHNSON joined Bolder in April 1998 as Director of Product Engineering. From 1974 to March 1998, Mr. Johnson served in technical and senior technical management positions at Johnson Controls, Inc., a manufacturer of automotive systems and building controls and a leading manufacturer of lead acid batteries for the automotive starting market. Most recently he served as Director of Technology Development in the Johnson Control's Battery Group. Mr. Johnson received his B.S. in Chemical Engineering from the University of Wisconsin.

         PAUL C. KELLY, CPA, joined Bolder in February 2000 as Controller. Prior to joining Bolder, Mr. Kelly was Vice President of Finance of Technology Management Advisors, LLC, a niche venture capital firm specializing in early-stage technology-based companies. Mr. Kelly also spent over 10 years with Coors and its affiliates in various senior financial positions. Prior to Coors, Mr. Kelly worked for over seven years in public accounting and was an Audit Manager with Price Waterhouse. Mr. Kelly received an MS in Accounting from Colorado State University and a BA in Accounting form Eastern Michigan University.

         JOSEPH K. MCDERMOTT joined Bolder in December 1998 as Director of Battery Systems Development. In January 2000, he became Director of Marine Primary Battery Business. Prior to joining Bolder, Mr. McDermott was employed with the Astronautics Batteries Group of Lockheed Martin for 19 years. Mr. McDermott received his B.S. in Chemistry from Loras College and an M.S. in Engineering from the University of Colorado.

         DOUGLAS D. PAGORIA joined Bolder in July 1998 as Director of Manufacturing. Prior to joining Bolder, Mr. Pagoria was employed with Rayovac Corporation, a battery manufacturer, for nine years, most recently as Product Manager. Mr. Pagoria has a B.S. in Chemical Engineering from the University of Arkansas.

         VICTOR ROMPA joined Bolder in September 1994 as its Quality Engineer and became Director of Quality in August of 1996 and Director of Product Management in August of 1997. From April 1991 to September 1994, Mr. Rompa was Manager, Product Assurance and Test, for SAFT Aerospace Batteries, a battery manufacturer. Mr. Rompa holds a B.S.E.E. from the University of Hartford.

         JEFFREY S. SCHMID joined Bolder in February of 2000 as Director of Vendor Management. From 1988 to 2000 Mr. Schmid held various Purchasing, Materials and Commodity Management positions at IBM Corporation, ROLM Siemens, Computer Curriculum Corporation and Iomega Corporation. Most recently he served as Director of Commodity Management at Iomega. Mr. Schmid received his B.A. in Supply Chain Management from Michigan State University and an M.B.A. from Santa Clara University.

         STEVEN M. SHEREPITA joined Bolder in March 1993 and has served as Director of Production and Facilities since July 1998 and as Director of Facilities and Manufacturing from December 1994 to July 1998. Prior to joining Bolder, Mr. Sherepita was employed with OPTIMA Battery Company.

         GARY E. WILSON joined Bolder in January 2000 as Vice President of Sales. From 1980 to 1999, Mr. Wilson worked for Rayovac Corporation in the capacity as Vice President of National Accounts. Gary Wilson received his BA Degree form the University of Montevallo in Alabama.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of each class of the Company's outstanding voting securities as of February 29, 2000 by: (i) each director and nominee for director; (ii) each of the Named Executive Officers; (iii) all executive officers and directors of the Company as a group; and (iv) each person known by the Company to be the beneficial owner of more than five percent of any class of the Company's outstanding voting securities.


                                                   BENEFICIAL OWNERSHIP                BENEFICIAL OWNERSHIP OF
                                                    OF COMMON STOCK (1)              SERIES A PREFERRED STOCK (1)
                                              -------------------------------       ------------------------------
                                                NUMBER OF         PERCENT OF         NUMBER OF         PERCENT OF
             BENEFICIAL OWNER                    SHARES             TOTAL              SHARES            TOTAL
             ----------------                 -----------        -----------        -----------        -----------
Funds managed by Patricof & Co.
  Ventures, Inc. (2)....................        1,991,126           13.7%                  --                --
445 Park Avenue
New York, NY  10022

Ingalls & Snyder LLC(3).................        1,456,797           10.0%                  --                --
61 Broadway
New York, NY  10006

Columbine Venture Fund II, L.P..........        1,350,798            9.3%                  --                --
5460 South Quebec Street
Suite 270
Englewood, CO  80111

Fidelity International Limited and FMR
Corp.(4) ...............................        1,021,625            7.0%                  --                --
82 Devonshire St.
Boston, MA  02109

Wellington Management Company, LLC(5) ..
75 State Street                                   848,000            5.8%                  --                --
Boston, MA  02109

The Bank of New York(6).................          566,666            3.9%              170,000            50.6%
925 Patterson Plank Road
Secaucus, NJ  07094

Firstar Bank, N.A(6)....................          283,333            1.9%               85,000            25.3%
425 Walnut St.
Cincinnati, OH  45201

Wachovia Bank, N.A. (6).................          133,333              *                40,000            11.9%
100 North Main Street
NC 37121
Winston-Salem, NC  27150




                                                   BENEFICIAL OWNERSHIP                BENEFICIAL OWNERSHIP OF
                                                    OF COMMON STOCK (1)              SERIES A PREFERRED STOCK (1)
                                              -------------------------------       ------------------------------
                                                NUMBER OF         PERCENT OF         NUMBER OF         PERCENT OF
             BENEFICIAL OWNER                    SHARES             TOTAL              SHARES            TOTAL
             ----------------                 -----------        -----------        -----------        -----------

Boston Safe Deposit and Trust
  Company(6) ...........................         100,000          *                30,000                   8.9%
c/o Mellon Bank N.A
Three Mellon Bank Center
Room 153-3015
Pittsburgh, PA 15259

Roger F. Warren (7) ....................         228,997          1.6%                 --                     --

Joseph F. Fojtasek (8) .................         120,292          *                    --                     --

Arthur S. Homa (9) .....................          43,776          *                    --                     --

Sandra D. Schreiber (10) ...............         132,764          *                    --                     --

Daniel A. Schwob (9) ...................          18,040          *                    --                     --

Wilmer R. Bottoms, Ph.D. (9) ...........           8,333          *                    --                     --

William D. Connor (11) .................          14,305          *                    --                     --

Donovan B. Hicks (12) ..................           5,305          *                    --                     --

Daniel S. Lankford (13) ................         404,571          2.8%                 --                     --

David L. Riegel (14) ...................          90,895          *                    --                     --

Carl S. Stutts (9) .....................           8,334          *                    --                     --

All executive officers and
directors as a group
(11 persons) (15) ......................       1,074,612          7.4%                 --                     --


--------------------
* Less than one percent.
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon conversion of Series A Preferred Stock and shares of Common Stock subject to options exercisable within 60 days of February 29, 2000 are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 14,565,168 shares of Common Stock and 325,000 shares of Series A Preferred Stock outstanding on February 29, 2000, adjusted as required by rules promulgated by the SEC.

(2) Consists of 1,389,811 shares held by APA Excelsior III, L.P., 529,638 shares held by Coutts & Co. (Jersey) Ltd., Custodian for APA Excelsior III/Offshore, L.P., of which the general partners of APA Excelsior III, L.P. and APA Excelsior III/Offshore, L.P. have shared voting and dispositive power, and 71,677 shares held by CIN Venture Nominees Limited of which Patricoff & Co. Ventures, Inc., the investment manager to CIN Ventures Nominees Limited, has sole voting and dispositive power.

(3) Includes 121,937 shares as to which Ingalls & Snyder LLC has sole voting and dispositive power and 1,334,860 shares as to which Ingalls & Snyder LLC has shared voting dispositive power.

(4) Includes 259,225 shares beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., of which Edward
     C. Johnson III and FMR Corp. have sole dispositive power, 156,000 shares beneficially owned by Fidelity Management Trust company, a wholly-owned subsidiary of FMR Corp., of which Edward C. Johnson III and FMR. Corp. have sole dispositive and voting power, 606,400 shares beneficially owned by Fidelity International Limited which has sole dispositive and voting power. Members of Edward C. Johnson III family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson III owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson III is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. Thus, Mr. Johnson and Ms. Johnson may be deemed to be the beneficial owners of the stock beneficially owned by FMR Corp. A partnership controlled by Edward C. Johnson III and members of his family owns shares of Fidelity International Limited with the right to cast approximately 39.89% of the total votes which may be cast by all holders of Fidelity International limited voting stock. Mr. Johnson III is Chairman of Fidelity International Limited. Thus, Mr. Johnson may be deemed to be the beneficial owners of the stock beneficially owned by Fidelity International Limited. FMR Corp. and Fidelity International Limited are of the view that they are not acting as a "group" for purposes of Section 13(d) under the Securities Exchange Act of 1934 ("1934 Act") and that they are not otherwise required to attribute to each other the "beneficial ownership" of securities "beneficially owned" by the other corporation within the meaning of Rule 13d-3 promulgated under the 1934 Act.

(5) Includes 558,000 shares as to which Wellington Management Company, LLP has shared voting power and 848,000 shares as to which Wellington Management Company, LLP has shared dispositive power.

(6) Consists solely of shares issuable upon conversion of Series A Preferred Stock.

(7) Includes 226,997 shares subject to stock options that are exercisable within 60 days of February 29, 2000.

(8) Includes 116,755 shares subject to stock options that are exercisable within 60 days of February 29, 2000.

(9) Consists solely of shares subject to stock options that are exercisable within 60 days of February 29, 2000.

(10) Includes 126,162 shares subject to stock options that are exercisable within 60 days of February 29, 2000.

(11) Includes 4,305 shares subject to stock options that are exercisable within 60 days of February 29, 2000.

(12) Includes 4,305 shares subject to stock options that are exercisable within 60 days of February 29, 2000.

(13) Includes 268,250 shares subject to stock options that are exercisable within 60 days of February 29, 2000.

(14) Includes 8,334 shares subject to stock options that are exercisable within 60 days of February 29, 2000.

(15) Includes 833,591 shares subject to stock options that are exercisable within 60 days of February 29, 2000.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         The Company's directors do not currently receive any cash compensation for service on the Board of Directors or any committee thereof, other than grants of nonstatutory stock options to non-employee directors under the Company's 1996 Equity Incentive Plan. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings, in accordance with Company policy.

         Non-employee directors are eligible only for nonstatutory stock option grants. Each person who becomes a non-employee director is automatically granted an option to purchase 10,000 shares of Common Stock on the date of his or her election to the Board. On the date of each annual meeting of stockholders of the Company, each non-employee director who has continuously served as a non-employee director since the last annual meeting is granted an option to purchase 10,000 shares of Common Stock, and each other person who is then a non-employee director is granted an option to purchase a prorated number of shares of Common Stock based on the number of days such person has continuously served as a non-employee director since the last annual meeting. Initial options granted to non-employee directors vest in five equal annual increments following the date of grant, and annual options granted to non-employee directors vest in three equal annual increments following the date of grant.

         During the last fiscal year, the Company granted options covering an aggregate of 58,932 shares to its six non-employee directors, at a weighted average exercise price of $9.00 per share.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

         The following table shows for the fiscal years ended December 31, 1997, 1998 and 1999, compensation awarded or paid to, or earned by, the two persons serving in the capacity as the Company's Chief Executive Officer and each of its four other most highly compensated executive officers whose salary and bonus in 1999 exceeded $100,000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE


                                                                                       LONG TERM
                                                                                      COMPENSATION
                                                          ANNUAL COMPENSATION            AWARDS
                                                          -------------------         ------------
                                                                                       SECURITIES
                                                                                       UNDERLYING      ALL OTHER
                                         FISCAL          SALARY          BONUS          OPTIONS       COMPENSATION
    NAME AND PRINCIPAL POSITION           YEAR            ($)             ($)             (#)             ($)
    ---------------------------      -------------   -------------  -------------    -------------    -------------

Roger F. Warren(1) ...............       1999        23,460           15,000           630,932(2)        63,603(3)
   Chief Executive Officer,
   President and Chairman of the
   Board

Daniel S. Lankford ...............       1999       235,000          123,000            30,000               --
   Former Chief Executive Officer,       1998       235,000           21,620           121,166               --
   President and current Director        1997       210,000           22,000            21,166               --

Joseph F. Fojtasek ...............       1999       150,000           62,100            45,000               --
   Chief Financial Officer, Vice         1998       150,000           36,250            30,000               --
   President, Finance and                1997       136,000           30,000            25,000               --
   Administration, Secretary and
   Treasurer

Arthur S. Homa(4) ................       1999       160,000           60,800            61,110               --
   Senior Vice President,                1998       160,000           34,130            65,000           10,000(3)
   Technology and Manufacturing          1997        12,308           25,000                --           25,000(3)

Sandra D. Schreiber ..............       1999       160,000           61,200            44,120               --
   Senior Vice President                 1998       160,000           27,600                --               --
                                         1997       155,000            5,000            25,000               --

Daniel A. Schwob(5) ..............       1999       180,000           27,900                --           40,000(3)
   Senior Vice President, Marketing      1998        42,320            8,308            90,000               --
   and Sales

-----------
(1)  Mr. Warren started employment with the Company in October 1999.

(2) Includes 585,858 options which were granted outside the 1996 Equity Incentive Plan, as amended.

(3)  Moving and relocation payments.

(4)  Mr. Homa started employment with the Company in December 1997.

(5)  Mr. Schwob started employment with the Company in October 1998.

STOCK OPTION GRANTS AND EXERCISES

         The Company grants options to its executive officers under its 1996 Equity Incentive Plan and, in limited circumstances, outside of the 1996 Equity Incentive Plan. As of February 29, 2000, options to purchase a total of 1,878,151 shares were outstanding under the 1996 Equity Incentive Plan and options to purchase 425,020 shares remained available for grant thereunder.

         The following table sets forth certain information regarding options granted to each of the Named Executive Officers during the fiscal year ended December 31, 1999:

                                                 OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                           POTENTIAL REALIZABLE
                                                % OF TOTAL                                                   VALUE AT ASSUMED
                           NUMBER OF              OPTIONS                                                  ANNUAL RATES OF STOCK
                           SECURITIES           GRANTED TO                                                   PRICE APPRECIATION
                           UNDERLYING            EMPLOYEES         EXERCISE OR                               FOR OPTION TERM(4)
                            OPTIONS              IN FISCAL         BASE PRICE       EXPIRATION          --------------------------
     NAME                  GRANTED(#)             YEAR(1)         ($/SHARE)(2)        DATE(3)              5%              10%
----------------         -------------         -------------      -------------     -------------       -------------  -----------

Roger F. Warren .......    36,142(5)                3.3             10.375            9/30/09            235,819         597,611
                          150,000(6)               13.7              2.594            9/30/09            244,703         620,125
                          150,000(6)               13.7             10.375            9/30/09            978,717       2,480,262
                          263,858(7)               24.1             10.375            9/30/09          1,721,616       4,362,913
                           22,000(8)                2.0             10.375            9/30/09            143,545         363,772
                            8,932(9)                0.8               9.00             9/1/04             50,556         128,118

Daniel S. Lankford ....    30,000(5)                2.7              10.00            2/25/09            188,668         478,123

Joseph F. Fojtasek ....    25,000(5)                2.3              10.00            2/25/09            157,224         398,436
                           20,000(5)                1.8              13.06           12/16/09            125,779         318,748

Arthur S. Homa ........    50,000(5)                4.6              10.00            2/25/09            314,447         796,871
                           11,110(5)                1.0              13.06           12/16/09             91,250         231,247

Sandra D. Schreiber ...    19,120(5)                1.7              13.06           12/16/09            157,040         397,969
                           25,000(5)                2.3              10.00            2/25/09            157,224         398,436

Daniel A. Schwob ......        --                    --                 --                 --                 --              --

-----------------------

(1)  Based on 1,095,358 options granted in 1999.

(2) The Board of Directors may reprice options under the terms of the Company's 1996 Equity Incentive Plan.

(3) Any of the options that are exercisable on the date of termination of employment may be exercised until the earlier of three months after such termination and the expiration date unless termination was a result of total and permanent disability, in which case, until the earlier of one year after such termination and the expiration date.

(4) The potential realizable value is calculated based on the term of the option. It is calculated assuming that the fair market value of the Company's Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

(5) One-fifth of the options vest on the grant date. One-thirty-sixth of the options vest monthly thereafter.

(6) One-fifth of the options vest on the first anniversary of the grant date. One-sixtieth of the options vest monthly thereafter. These options were granted outside of the 1996 Equity Incentive Plan.

(7) 142,772 of the options vest on the grant date. The rest of the options vest on a pro rata basis over the next 36 months. These options were granted outside of the 1996 Equity Incentive Plan.

(8) Exercisable on the expiration date, unless the Board of Directors accelerates the vesting of the options based on the achievement of certain performance goals. These options were granted outside of the 1996 Equity Incentive Plan.

(9) 2,947 shares vest on June 3, 2000; 3,037 shares vest on June 3, 2001; and the remaining 2,948 shares vest on June 3, 2002.

         The following table sets forth information with respect to (i) the exercise of stock options by the Named Executive Officers during the fiscal year ended December 31, 1999, (ii) the number of unexercised options held by the Named Executive Officers as of December 31, 1999, and (iii) the value of unexercised in-the-money options (i.e., options for which the fair market value of the Common Stock at December 31, 1999 ($12.75) exceeds the exercise price) as of December 31, 1999:


                                      OPTION EXERCISES AND YEAR-END VALUE TABLE
                                                                                              VALUE OF UNEXERCISED
                                                            NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS AT
                              SHARES ACQUIRED     VALUE       OPTIONS AT DEC. 31, 1999            DEC. 31, 1999
       NAME                    ON EXERCISE (#)   REALIZED   EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
   ---------------            ----------------  ----------  -------------------------      --------------------------
Roger Warren................         0              0            174,999/455,933                $480,462/2,197,433
Daniel S. Lankford..........         0              0            292,985/170,330               2,408,490/444,367
Joseph F. Fojtasek..........         0              0             96,436/136,897                 575,006/506,242
Arthur S. Homa..............         0              0             35,000/99,000                  146,250/250,000
Sandra D. Schreiber.........         0              0            106,835/98,950                  981,988/126,042
Daniel A. Schwob............         0              0             26,333/79,167                   90,586/219,014

EMPLOYMENT AGREEMENTS

         On September 17, 1999, the Company entered into an employment agreement with Roger F. Warren, which provided for Mr. Warren's employment as the President and Chief Executive Officer of the Company. Under the terms of the agreement, the Company agreed to pay Mr. Warren a base salary of $100,000 during the first year of the agreement, $125,000 during the second year of the agreement and $150,000 during the third year of the agreement, with a bonus in an amount of up to 80% of his base salary. Pursuant to the agreement, Mr. Warren was granted an option to purchase 150,000 shares of Common Stock at an exercise price of $10.375 per share, an option to purchase 300,000 shares of Common Stock at an exercise price of $10.375 subject to vesting over three years from the start of Mr. Warren's employment with the Company, an option to purchase 150,000 shares of Common Stock at an exercise price of $2.594 subject to vesting over three years from the start of Mr. Warren's employment with the Company, an option to purchase 22,000 shares of Common Stock at an exercise price of $10.375 subject to vesting over seven years from the start of Mr. Warren's employment with the Company with certain performance-based acceleration and an option for 8,932 shares of Common Stock at an exercise price of $9.00 subject to vesting over three years from the date of grant. The Company also paid Mr. Warren $63,303 to cover his relocation allowance. In the event that the Company terminates Mr. Warrant's employment other than for cause prior to November 1, 2002, the Company agreed to pay Mr. Warren an amount equal to twelve months of his base salary. If during the term of the agreement, the Company consummates a sale of the Company, Mr. Warren will be entitled to receive a special bonus.

         On July 11, 1994, the Company entered into an employment agreement with Daniel S. Lankford, which provided for Mr. Lankford's employment as the President and Chief Executive Officer of the Company. Under the terms of the agreement, the Company agreed to pay Mr. Lankford a base salary of $180,000 and granted Mr. Lankford an option to purchase 282,000 shares of Common Stock at an exercise price of $.375 per share, subject to vesting over four years from the start of Mr. Lankford's employment with the Company. The Company also paid Mr. Lankford $50,000 to cover his relocation expenses. Mr. Lankford resigned as the Company's President and Chief Executive Officer as of October 1, 1999. Since that time, Mr. Lankford has continued to work with the Company as a part-time employee.

         On February 13, 1996, the Company entered into an employment agreement with Joseph F. Fojtasek, which provided for Mr. Fojtasek's employment with the Company as Vice President, Finance and Administration, and Chief Financial Officer. Under the terms of the agreement, the Company agreed to pay Mr. Fojtasek a base salary of $130,000 per year, plus a bonus of up to $26,000 in 1996 based on the achievement of certain performance goals and Company performance. The Company also agreed to grant Mr. Fojtasek an option to purchase 133,333 shares of Common Stock at an exercise price of $6.00 per share, subject to vesting over six years from the start of Mr. Fojtasek's employment with the Company. In addition, the Company agreed to grant Mr. Fojtasek a bonus payable at the rate of $1.50 for each share of Common Stock purchased by Mr. Fojtasek pursuant to such stock option grant. The Company also paid Mr. Fojtasek $35,000 to cover his relocation expenses. In the event that the Company terminates Mr. Fojtasek's employment, other than for cause, the Company agreed to pay Mr. Fojtasek an amount equal to six months of his base salary.

         On September 25, 1997, the Company entered into an employment agreement with Arthur S. Homa, which provided for Dr. Homa's employment with the Company as Vice President, Technology. Under the terms of the agreement, the Company agreed to pay Dr. Homa a base salary of $160,000 per year, plus a signing bonus of $25,000 and a bonus of up to $32,000 in 1998 based upon achievement of certain individual and corporate performance goals. Pursuant to the agreement, the Company also granted Dr. Homa an option to purchase 50,000 shares of Common Stock at an exercise price of $9.00, subject to vesting over five years from the start of Dr. Homa's employment with the Company, and an option to purchase 15,000 shares of Common Stock at an exercise price of $8.00, exercisable at the end of its term subject to acceleration in the event of achievement of certain performance goals. The Company also paid Dr. Homa $35,000 to cover his relocation expenses. In the event that the Company terminates Dr. Homa's employment, other than for cause, the Company agreed to pay Dr. Homa an amount equal to six months of his base salary.

         On September 23, 1998, the Company entered into an employment agreement with Daniel A. Schwob, which provided for Mr. Schwob's employment with the Company as Senior Vice President, Marketing and Sales. Under the terms of the agreement, the Company agreed to pay Mr. Schwob a base salary of $180,000 per year, plus a signing bonus of $36,000 and bonuses of up to $36,000 in 1999 and $72,000 in 2000 based upon achievement of certain individual and corporate performance goals. Pursuant to the agreement, the Company also granted Mr. Schwob an option to purchase 50,000 shares of Common Stock at an exercise price of $9.31, subject to vesting over five years from the start of Mr. Schwob's employment with the Company, and an option to purchase 40,000 shares of Common Stock at an exercise price of $9.31, exercisable at the end of its term subject to acceleration in the event of achievement of certain performance goals. The Company also paid Mr. Schwob $40,000 to cover his relocation expenses. In the event that the Company terminates Mr. Schwob's employment, other than for cause, the Company agreed to pay Mr. Schwob an amount equal to six months of his base salary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Bottoms, Riegel and Stutts served as the members of the Compensation Committee of the Board of Directors of the Company until June 3, 1999, at which time Mr. Riegel resigned from the Compensation Committee. From June 3, 1999 to October 1, 1999, Messrs. Bottoms, Warren and Stutts served as the members of the Compensation Committee. Mr. Warren resigned from the Compensation Committee on October 1, 1999 in connection with his election as the President and Chief Executive Officer of the Company. Messrs. Bottoms and Stutts currently serve as the members of the Compensation Committee. Mr. Riegel served as the Chief Executive Officer of the Company from May 1992 to October 1992. Mr. Warren has served as the President and Chief Executive Officer of the Company since October 1, 1999.

                      REPORT OF THE COMPENSATION COMMITTEE
                          ON EXECUTIVE COMPENSATION (1)

         The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing and administering the Company's compensation programs with respect to the Company's executive officers. During fiscal year 1999, the Committee consisted of three non-employee directors, Messrs. Bottoms, Riegel and Stutts, until Mr. Riegel resigned from the Compensation Committee on June 3, 1999. From June 3, 1999 to October 1, 1999, Messrs. Bottoms, Stutts and Warren served as the members of the Compensation Committee. Mr. Warren resigned from the Compensation Committee on October 1, 1999 in connection with his election as the President and Chief Executive Officer of the Company. Messrs. Bottoms and Stutts currently serve as the members of the Compensation Committee. Mr. Riegel served as the Chief Executive Officer of the Company from May 1992 to October 1992. Mr. Warren has served as the President and Chief Executive Officer of the Company since October 1, 1999.

         The Committee sets and administers the policies which govern executive salaries and bonuses and the grant of stock awards under the Company's 1996 Equity Incentive Plan. The Committee evaluates the performance and determines the compensation of the Chief Executive Officer (the "CEO") and the other executive officers on an annual basis. The Company's objectives with respect to the compensation of its executive officers, including the CEO, are: (i) to link the interests of management with those of stockholders by encouraging stock ownership in the Company; (ii) to attract, motivate and retain superior executives by providing them with the opportunity to earn total compensation packages that are competitive with the industry; (iii) to reward individual results by recognizing performance through salary, annual cash incentives and long-term stock based incentives; and (iv) to manage compensation based on the level of skill, knowledge, effort and responsibility needed to perform at the level the position requires.

         The components of the Company's compensation program for its executive officers include (i) base salary, (ii) performance-based cash bonuses and (iii) incentive compensation in the form of stock options.

         BASE SALARY. Base salary levels for the Company's executive officers are determined, in part, through comparisons with companies in the battery development and manufacturing industry and other companies with which the Company competes for personnel. In establishing such salaries, the Committee also considers general geographic market conditions, individual experience and performance and the overall performance of the Company.

         ANNUAL CASH BONUSES. During fiscal year 1999, $412,100 in cash bonuses were awarded to executive officers of the Company (including the CEO). The Committee recommends the payment of bonuses to the Company's executive officers, including the CEO, to provide an incentive to such persons to be productive over the course of each fiscal year. These bonuses are awarded only if the Company achieves or exceeds certain corporate performance objectives. The size of the cash bonus awarded to each executive officer is based on the individual executive's performance during the preceding year.

         1996 EQUITY INCENTIVE PLAN. Equity-based incentive compensation has been established by the Company through its 1996 Equity Incentive Plan to provide executive officers of the Company with an opportunity to derive a benefit, along with the stockholders of the Company, from the long-term performance of the Company. Option grants under the 1996 Equity Incentive Plan are intended to closely align the interests of the executive officers and stockholders, and to reward, motivate and retain executive officers.



-------------------

1 The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in any such filing.

         The Company has historically rewarded its executive officers through the grant of stock options. Such options are granted from time to time to both executive and non-executive employees by either the Committee or the Board of Directors, based on an evaluation of a series of factors including: (i) the overall performance of the Company for the fiscal year in question; (ii) the performance of the individual in question; (iii) the anticipated contribution by the individual to the Company on an overall basis; (iv) the historical level of compensation of the individual; (v) the level of compensation of similarly situated executives in the Company's industry; and (vi) the combination of cash compensation and stock options that would be required from a competitive point of view to retain the services of a valued executive officer. Based upon such criteria, six executive officers were granted options during fiscal year 1999 to purchase an aggregate of 834,012 shares of the Company's Common Stock (which includes 585,858 options granted outside of the 1996 Equity Incentive Plan to Roger Warren on June 3, 1999).

         Stock options granted under the 1996 Equity Incentive Plan generally have a five-year vesting schedule, expire ten years from the date of grant and have an exercise price equal to 100% of the fair market value of the underlying stock on the date of grant. Some options granted to certain officers of the Company do not vest until the end of their term, but are subject to accelerated vesting upon the achievement of certain corporate and individual performance goals.

CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Warren has served as the President and Chief Executive Officer of the Company since October 1, 1999. Mr. Warren's annualized base salary in 1999 was $100,000 of which $23,460 was paid. Mr. Warren also earned a performance bonus in the amount of $15,000 in 1999 and relocation allowance payments of $63,603.

         During 1999, Mr. Warren was also awarded stock options to purchase an aggregate of 622,000 shares of the Company's Common Stock at a weighted average exercise price of $8.50 per share. 150,000 options have an exercise price of $2.594 and vest pro rata monthly over 36 months. The rest of the options have an exercise price of $10.375, the fair market value on the day of grant. Of the $10.375 options, 150,000 vested immediately, 300,000 vest pro rata over 36 months and 22,000 become exercisable on the seventh anniversary of the day of grant, subject to accelerated vesting upon the achievement by the Company of certain performance goals. The options were granted in order to induce Mr. Warren to accept an offer to become the Company's President and Chief Executive Officer and as incentives for future performance.

         The Compensation Committee remains confident in Mr. Warren's leadership abilities and is pleased and encouraged by the Company's progress under Mr. Warren.

         Mr. Lankford's annual base salary in 1999 was $235,000, which was the same as his annual base salary in 1998. Mr. Lankford also earned a bonus in the amount of $123,000 in 1999, which represented an increase of $101,380 from the bonus he earned in 1998. The Compensation Committee considered this level of bonus appropriate in view of Mr. Lankford's leadership of the Company and his extraordinary efforts in, among other things, leading the Company's transition from development stage to commercial operations.

         During 1999, Mr. Lankford was also awarded stock options to purchase an aggregate of 30,000 shares of the Company's Common Stock at a weighted average exercise price of $10.00 per share. The exercise prices of the options were equal to the fair market value of the Company's Common Stock on the respective dates of grant. Each option is only exercisable on the seventh anniversary of the date of grant, subject to accelerated vesting upon the achievement by the Company of certain performance goals. The options were granted as incentives for future performance.

SECTION 162(m) OF THE INTERNAL REVENUE CODE

         Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee currently believes that options granted to Named Executive Officers pursuant to the Company's 1996 Equity Incentive Plan satisfy the requirements for the "performance-based compensation" exemption. The Board has not yet, however, established a policy for determining whether forms of incentive compensation, other than stock options, awarded to its Named Executive Officers will be designed to qualify as "performance-based compensation."

         In October 1999, the Compensation Committee and the Board of Directors granted 622,000 options to Mr. Warren. Approximately 585,500 of the options were granted outside of the Company's 1996 Equity Incentive Plan and are not likely to qualify for the "performance-based compensation" exemption. The Board of Directors and the Compensation Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under
Section 162(m) does in fact do so.

                             COMPENSATION COMMITTEE

                            Wilmer R. Bottoms, Ph.D.
                                 Carl S. Stutts

PERFORMANCE MEASUREMENT COMPARISON (1)

         The SEC requires that the Company's total return to its stockholders be compared to a relevant market index and a similar industry index for the last five years or such shorter period of time as the Company has been publicly traded. The Company became a publicly traded company on May 1, 1996 when its initial public offering commenced. The following chart show the value of an investment of $100 made on May 1, 1996 (i) in the Company's Common Stock, (ii) in the Russell 2000 Index and (iii) in the Nasdaq Industrial Index.

         Total stockholder return is determined by dividing (i) the sum of the cumulative amount of dividends for a given period (assuming dividend reinvestment) and the difference between the share price at the end and the beginning of the period by (ii) the share price at the end of the period.


                                    [GRAPH]






                                               December 31,      December 31,      December 31,       December 31,
                            May 1, 1996           1996               1997             1998                1999
                            -----------        -----------       -----------       -----------        -----------
Nasdaq Industrial             100.000             98.514            108.404           115.792            198.777
Bolder Technologies           100.000            156.548             91.667           117.857            121.429
Russell 2000                  100.000            103.520            124.763           120.464            144.099



---------------

(1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in any such filing.

                              CERTAIN TRANSACTIONS


         During 1999, the Company was not party to any transaction, proposed transaction or series of similar transactions to which the Company was or is to be a party, in which the amount involved exceeds $60,000 and in which any director, director nominee, executive officer, 5% security holder or member of the immediate family of any of the foregoing persons had, or will have, a direct or indirect material interest.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                           ANNUAL REPORT ON FORM 10-K

         The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of such person, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999, including financial statements and schedules thereto, but excluding exhibits. Requests for copies of such report should be directed to Joseph F. Fojtasek, Vice President of Finance and Administration and Chief Financial Officer, 4403 Table Mountain Drive, Golden, Colorado 80403.

                                             By Order of the Board of Directors,

                                             /s/ Joseph F. Fojtasek

                                             Joseph F. Fojtasek, Secretary

April 26, 2000

                         BOLDER TECHNOLOGIES CORPORATION

                        1996 EMPLOYEE STOCK PURCHASE PLAN

                              ADOPTED MARCH 6, 1996

                     APPROVED BY STOCKHOLDERS APRIL 30, 1996

                       AS AMENDED THROUGH APRIL 26, 2000

1.       PURPOSE.

         (a) The purpose of the 1996 Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of Bolder Technologies Corporation, a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

         (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

         (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

         (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2.       ADMINISTRATION.

         (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

         (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                  (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

                  (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.


                                       1.

                  (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                  (iv)  To amend the Plan as provided in paragraph 13.

                  (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

         (c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.       SHARES SUBJECT TO THE PLAN.

         (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate one hundred twenty thousand (120,000) shares of the Company's common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

         (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.       GRANT OF RIGHTS; OFFERING.

         The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven


                                       2.

(27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

5.       ELIGIBILITY.

         (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

         (b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

                  (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

                  (ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

                  (iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

         (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.


                                       3.

         (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

         (e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.       RIGHTS; PURCHASE PRICE.

         (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding ten percent (10%) of such employee's Earnings (as defined in subparagraph 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the "Purchase Date(s)") on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

         (b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

         (c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

                  (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

                  (ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

                                       4.

7.       PARTICIPATION; WITHDRAWAL; TERMINATION.

         (a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings during the Offering. "Earnings," unless otherwise defined in an Offering, shall mean an employee's regular salary or wages (including amounts thereof elected to be deferred by the employee, that would otherwise have been paid, under any arrangement established by the Company that is intended to comply with Section 125, Section 401(k), Section 402(h) or Section 403(b) of the Code or that provides non-qualified deferred compensation), which shall include overtime pay, but shall exclude bonuses, commissions, incentive pay, profit sharing, other remuneration paid directly to the employee, the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of compensation. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

         (b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

         (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee) under the Offering, without interest.


                                       5.

         (d) Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8.       EXERCISE.

         (a) On each Purchase Date specified therefor in the relevant Offering, each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

         (b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.       COVENANTS OF THE COMPANY.

         (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

                                       6.

         (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.      USE OF PROCEEDS FROM STOCK.

         Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.      RIGHTS AS A STOCKHOLDER.

         A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company.

12.      ADJUSTMENTS UPON CHANGES IN STOCK.

         (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

         (b) In the event of: (1) a dissolution or liquidation of the Company;
(2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote


                                       7.

in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

13.      AMENDMENT OF THE PLAN.

         (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

                  (i) Increase the number of shares reserved for rights under the Plan;

                  (ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3")); or

                  (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

         (b) Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14.      DESIGNATION OF BENEFICIARY.

         (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary


                                       8.

who is to receive any cash from the participant's account under the Plan in the event of such participant's death during an Offering.

         (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.      TERMINATION OR SUSPENSION OF THE PLAN.

         (a) The Board in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) Rights and obligations under any rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.      EFFECTIVE DATE OF PLAN.

         The Plan shall become effective on the same day that the Company's initial public offering of shares of common stock becomes effective (the "Effective Date"), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board or the Committee, which date may be prior to the Effective Date.



                                       9.

                         BOLDER TECHNOLOGIES CORPORATION

                   1996 EMPLOYEE STOCK PURCHASE PLAN OFFERING

                              ADOPTED MARCH 6, 1996

1.       GRANT; OFFERING DATE.

         (a) The Board of Directors of Bolder Technologies Corporation, a Delaware corporation (the "Company"), pursuant to the Company's 1996 Employee Stock Purchase Plan (the "Plan"), hereby authorizes the grant of rights to purchase shares of the common stock of the Company ("Common Stock") to all Eligible Employees (an "Offering"). The first Offering shall begin simultaneously with the effectiveness of the Company's registration statement under the Securities Act of 1933, as amended, with respect to the initial public offering of the Company's Common Stock and end on December 31 (the "Initial Offering"). Thereafter, an Offering shall begin every six months on each January 1 or July 1. The first day of an Offering is that Offering's "Offering Date."

         (b) Prior to the commencement of any Offering, the Board of Directors (or the Committee described in subparagraph 2(c) of the Plan, if any) may change any or all terms of such Offering and any subsequent Offerings. The granting of rights pursuant to each Offering hereunder shall occur on each respective Offering Date unless, prior to such date (a) the Board of Directors (or such Committee) determines that such Offering shall not occur, or (b) no shares remain available for issuance under the Plan in connection with the Offering.

2.       ELIGIBLE EMPLOYEES.

         All employees of the Company and each of its Affiliates (as defined in the Plan) incorporated in the United States shall be granted rights to purchase Common Stock under each Offering on the Offering Date of such Offering, provided that each such employee otherwise meets the employment requirements of subparagraph 5(a) of the Plan and has been continuously employed for at least 10 days on the Offering Date of such Offering (an "Eligible Employee"); provided, however, that the 10-day eligibility requirement shall be waived with respect to the Initial Offering only. Notwithstanding the foregoing, the following employees shall not be Eligible Employees or be granted rights under an
Offering: (i) part-time or seasonal employees whose customary employment is less than 20 hours per week or 5 months per calendar year or (ii) 5% stockholders (including ownership through unexercised options) described in subparagraph 5(c) of the Plan.

3.       RIGHTS.

         (a) Subject to the limitations contained herein and in the Plan, on each Offering Date each Eligible Employee shall be granted the right to purchase the number of shares of Common Stock purchasable with up to ten percent (10%) of such employee's Earnings (as defined in the Plan without any different set of inclusions and exclusions permitted by the Plan) paid during the


                                      10.

period of such Offering. The maximum number of shares of Common Stock an Eligible Employee may purchase in an Offering shall be such number of shares as has a fair market value (determined as of the Offering Date for such Offering) equal to $25,000 for the Initial Offering and $12,500 for each subsequent Offering. The limitation of the previous sentence shall be determined to ensure that the Plan complies with regulations applicable under Section 423(b)(8) of the Code.

         (b) The maximum aggregate number of shares available to be purchased by all Eligible Employees under an Offering shall be the number of shares remaining available under the Plan on the Offering Date. If the aggregate purchase of shares of Common Stock upon exercise of rights granted under the Offering would exceed the maximum aggregate number of shares available, the Board shall make a pro rata allocation of the shares available in a uniform and equitable manner.

4.       PURCHASE PRICE.

         The purchase price of the Common Stock under an Offering shall be the lesser of eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Date or eighty-five percent (85%) of the fair market value of the Common Stock on the Purchase Date, in each case rounded up to the nearest whole cent per share. For the Initial Offering, the fair market value of the Common Stock at the time when the Offering commences shall be the price per share at which shares of Common Stock are first sold to the public in the Company's initial public offering as specified in the final prospectus with respect to that offering.

5.       PARTICIPATION.

         An Eligible Employee shall become a participant in an Offering by delivering an agreement authorizing payroll deductions. Such deductions must be in whole dollars, with a minimum dollar amount of ten dollars ($10) per pay period and a maximum amount not expected to exceed ten percent (10%) of Earnings over the course of the Offering, or in whole percentages, with a minimum percentage of one percent (1%) and a maximum percentage of ten percent (10%). A participant may not make additional payments into his or her account. The agreement shall be made on such enrollment form as the Company provides, and must be delivered to the Company before the Offering Date to be effective for an Offering, unless a later time for filing the enrollment form is set by the Board for all Eligible Employees with respect to a given Offering Date. As to the Initial Offering, the time prior to the Offering Date for filing an enrollment form and commencing participation for individuals who are Eligible Employees on the Offering Date for the Initial Offering shall be determined by the Company and communicated to such Eligible Employees.

         A participant may not increase his or her participation level during the course of an Offering. A participant may reduce (including to zero) his or her participation level only once during an Offering (except not during the ten
(10) days preceding a Purchase Date), by delivering a notice to the Company in such form and at such time as the Company provides. A participant may withdraw from an Offering and receive his or her accumulated payroll deductions from the Offering, without interest, at any time prior to the end of the Offering, excluding only each ten

                                      11.

(10) day period immediately preceding a Purchase Date, by delivering a withdrawal notice to the Company in such form as the Company provides.

6.       PURCHASES.

         Subject to the limitations contained herein, on each Purchase Date each participant's accumulated payroll deductions (without any increase for interest) shall be applied to the purchase of whole shares of Common Stock, up to the maximum number of shares permitted under the Plan and the Offering. "Purchase Date" shall be defined as the last day of each Offering; the Purchase Date of the Initial Offering will be December 31, 1996.

7.       NOTICES AND AGREEMENTS.

         Any notices or agreements provided for in an Offering or the Plan shall be given in writing, in a form provided by the Company, and unless specifically provided for in the Plan or this Offering shall be deemed effectively given upon receipt or, in the case of notices and agreements delivered by the Company, five
(5) days after deposit in the United States mail, postage prepaid.

8.       EXERCISE CONTINGENT ON STOCKHOLDER APPROVAL.

         The rights granted under an Offering are subject to the approval of the Plan by the shareholders as required for the Plan to obtain treatment as a tax-qualified employee stock purchase plan under Section 423 of the Code and to comply with the requirements of exemption from potential liability under Section 16(b) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") set forth in Rule 16b-3 promulgated under the Exchange Act.

9.       OFFERING SUBJECT TO PLAN.

         Each Offering is subject to all the provisions of the Plan, and its provisions are hereby made a part of the Offering, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of an Offering and those of the Plan (including interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan), the provisions of the Plan shall control.


                                      12.

                         BOLDER TECHNOLOGIES CORPORATION

                4403 Table Mountain Drive, Golden, Colorado 80403

       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
              FOR THE ANNUAL MEETING OF STOCKHOLDERS - JUNE 1, 2000

         The undersigned hereby constitutes and appoints Roger F. Warren and Joseph F. Fojtasek, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Bolder Technologies Corporation to be held at 4403 Table Mountain Drive, Golden, Colorado, on Thursday, June 1, 2000, at 9:00 a.m. local time, and at any postponements, continuations and adjournments thereof, on all matters coming before said meeting.

1.       ELECTION OF CLASS I DIRECTORS.

         [ ]  FOR ALL NOMINEES        [ ]  WITHHOLD AUTHORITY FOR ALL NOMINEES

                   Nominees: Daniel S. Lankford, Carl S. Stutts

     (To withhold vote for any individual nominee, write that name below.)

     ----------------------------------------------------------------------

2.       APPROVAL OF 1996 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED.

         [ ]  FOR          [ ]  AGAINST        [ ]  ABSTAIN

3.       RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS.

         [ ]  FOR          [ ]  AGAINST        [ ]  ABSTAIN

         You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The persons named herein as agents and proxies cannot vote your shares unless you sign and return this card.

         In their discretion, the proxies are entitled to vote upon such other matters as may properly come before the meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

         Please mark, sign and return promptly using the enclosed envelope.

Dated:  ____________________, 2000
                                    -------------------------------------------

                                    --------------------------------------------
                                    Signature(s)

                                    NOTE: Please mark, sign and return promptly using the enclosed envelope. Executors, administrators, trustees, etc. should give a title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

                                       2